UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Lite Strategy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 369-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	LITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K by Lite Strategy, Inc. (the Company) with the Securities and Exchange Commission (the SEC) on November 18, 2025, the Board of Directors (the Board) of the Company appointed Justin J. File as Chief Executive Officer, effective as of November 14, 2025, in addition to his current roles of Chief Financial Officer and Secretary. On December 23, 2025, the Company and Mr. File entered into an employment agreement, effective November 14, 2025 (the 2025 File Employment Agreement), commemorating this appointment and replacing Mr. File’s prior amended and restated employment agreement with the Company, dated August 1, 2024, which was previously filed with the SEC as Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on March 7, 2025. The terms of the 2025 File Employment Agreement with the Company are discussed below in this Current Report on Form 8-K.

Approval of Amended and Restated Justin J. File Employment Agreement

The 2025 File Employment Agreement provides for (i) a base salary of $575,000, effective as of October 1, 2025, (ii) a target annual bonus opportunity of 50% base salary, effective for the fiscal year beginning July 1, 2025, (iii) eligibility to participate in the Company’s health, retirement, expense reimbursement, and other benefit plans on terms no less favorable than those provided to other senior executives of the Company, and (iv) eligibility to receive equity awards on similar terms as other senior executives of the Company under the Company’s equity compensation plan. The term of the 2025 File Employment Agreement commences as of November 14, 2025 and continues indefinitely until termination by either Mr. File or the Company, as described below.

Under the 2025 File Employment Agreement, if Mr. File’s employment is terminated (i) by the Company other than for cause, (ii) by Mr. File for good reason, or (iii) due to Mr. File’s death or disability (in each case, as defined in the 2025 File Employment Agreement), Mr. File will be eligible to receive the following severance benefits (collectively, the Severance Benefits):

•
A lump sum payment equal to 12 months of his base salary as in effect at the time of termination.
•
Subject to Mr. File’s election of health care continuation coverage, monthly COBRA reimbursements for Mr. File and his eligible dependents until the earliest of (A) the 12-month anniversary of Mr. File’s date of termination, and (B) the date he is no longer eligible to receive COBRA continuation coverage.
•
A lump sum payment of a pro-rata target annual bonus for the year of termination.
•
Accelerated vesting of the portion of Mr. File’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following termination.

Except in the case of Mr. File’s death, the payment of the Severance Benefits will be conditioned upon Mr. File’s execution of an effective release of claims.

The 2025 File Employment Agreement also provides that if the Company terminates Mr. File’s employment without cause in the three month period prior to a change in control at the request of the other party to the change in control transaction, or if upon or within two years following a change in control, Mr. File’s employment is terminated by the Company without cause or by Mr. File for good reason, then Mr. File’s outstanding stock options will fully vest and become exercisable as of his termination date, provided that he signs an effective release of claims.

In connection with his entering into the 2025 File Employment Agreement, Mr. File entered into an Employee Proprietary Information and Inventions Agreement (the Proprietary Information Agreement), dated December 23, 2025, which will replace and supersede his prior proprietary information agreement, dated June 9, 2023.

The foregoing summary of the 2025 File Employment Agreement and the Proprietary Information Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 File Employment Agreement and the Proprietary Information Agreement. The full text of the 2025 File Employment Agreement is attached as Exhibit 10.1 and the full text of the Proprietary Information Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

10.1	Employment Agreement between the Company and Justin J. File, dated December 23, 2025
10.2	Employee Proprietary Information and Inventions Agreement between the Company and Justin J. File, dated December 23, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITE STRATEGY, INC.

Date:	December 30, 2025	By:	/s/ Justin J. File
Justin J. File Chief Executive Officer, Chief Financial Officer and Secretary